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                                                                      EXHIBIT 21
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                       SUBSIDIARIES OF PURINA MILLS, INC.




         SUBSIDIARY                                                          JURISDICTION
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
Coastal Ag-Development, Inc.                                                 North Carolina

PMI Nutrition, Inc.                                                          Delaware

PMI Agriculture, LLC*                                                        Missouri

PMI Nutrition International, Inc.                                            Delaware

PMI Nutrition Company, Inc.*                                                 Delaware

Carolina Agri-Products, Inc.                                                 Delaware

Cole Grain Company, Inc.                                                     Delaware

ACS Stores, LLC                                                              Delaware

Purina Livestock Management Services, Inc.                                   Texas

PMI Nutrition International Limited*                                         United Kingdom

Dairy Management Services, LLP*                                              Minnesota



* All of the Subsidiaries listed are 100% owned by Purina Mills, Inc., with the exception of PMI Agriculture, LLC which is 50% owned by Purina Mills, Inc. and 50% owned by PMI Nutrition International, Inc.; PM Nutrition Company, Inc. which is 100% owned by PMI Nutrition, Inc.; PMI Nutrition International Limited which is owned 100% by PMI Nutrition International, Inc. and Dairy Management Services, LLP owned 90% by PMI Agriculture, LLC and 10% by PMI Nutrition, Inc.